Chanticleer Holdings, Inc. Provides Update on NASDAQ Trading Halt

CHARLOTTE, N.C., September 14, 2012 - Chanticleer Holdings, Inc. (NASDAQ: HOTR) ("Chanticleer Holdings" or the "Company"), a minority owner in the privately-held parent company of the Hooters® brand, Hooters of America (“HOA”), and a franchisee of international Hooters restaurants, provided today an update on the circumstances surrounding the NASDAQ trading halt in Chanticleer Holdings, Inc. (NASDAQ: HOTR; HOTRW).

The Company has been providing NASDAQ with additional information regarding the Company’s SEC filing on Form 8-K on September 10, 2012 regarding financial statements of its South African operations, where some requested information included: the circumstances of Mr. Hezlett’s departure as CFO of South African operations; how the Company came to believe the South African operation’s financials were audited; and which internal control breakdowns occurred. The information gathering process is ongoing, and the Company is cooperating to provide NASDAQ with all information requested in the timeliest manner. There can still be no assurance as to the precise timing of when trading can resume.

The Company is also taking the following steps to initiate and complete the audit of its South African operations for the period ending December 31, 2011 and the review of the three-month periods ending March 31, 2012 and June 30, 2012. The Company’s CFO, Eric Lederer, arrived in South Africa on Sunday, September 9, 2012 and will remain there until the Auditors are engaged to audit the Company’s South African subsidiary for the period ending December 31, 2011 and until the CFO is comfortable on the progress made. The Company will hire an internal replacement to handle financials in South Africa, prior to the CFO’s departure from South Africa.

Chanticleer Holdings has verified that all four of its Hooters® restaurants in South Africa are operating under normal circumstances, where rents, trade payables, and salaries are current and in good standing. While the financials are in the early stages of review, the Company continues to believe the South African operation’s revenue reported to date are accurate; and this review should not affect the Company’s development schedule.

Chanticleer Holdings has also contacted Hooters of America, where the Director of Franchise Support has been notified; and the Company maintains their good-standing relationship. The Director of Franchise Support, Jim Mallam, recently returned to Atlanta from a regularly scheduled trip on September 4, 2012 of a one-week review of the Company’s South African restaurants, where Jim reported that operations are running smoothly.

The Company is working diligently on this accounting review and completing the audit of the financial statements for its South African Operations, as well as its internal controls in South Africa. There can be no assurance as to the precise timing of the review and audit. The Company will continue to inform investors of any material developments in a timely manner.

About Chanticleer Holdings, Inc.

Chanticleer Holdings is focused on expanding the Hooters® casual dining restaurant brand in international emerging markets. Chanticleer currently owns in whole or part of the exclusive franchise rights to develop and operate Hooters restaurants in South Africa, Hungary and parts of Brazil, and has joint ventured with the current Hooters franchisee in Australia, while evaluating several additional international opportunities. The Company currently owns and operates in whole or part of six Hooters restaurants in its international franchise territories: Durban, Johannesburg, Cape Town and Emperor's Palace in South Africa; Campbelltown in Australia; and Budapest in Hungary.

In 2011, Chanticleer and a group of noteworthy private equity investors, which included H.I.G. Capital, KarpReilly, LLC and Kelly Hall, president of Texas Wings Inc., the largest Hooters franchisee in the United States, acquired Hooters of America (HOA), a privately held company. Today, HOA is the franchisor and operator of over 430 Hooters® restaurants in 28 countries. Chanticleer maintains a minority ownership stake in HOA and its CEO, Mike Pruitt, is also a member of HOA's Board of Directors. For further information, please visit www.chanticleerholdings.com or www.hooters.com and follow us on Twitter at @ChantHoldings or @Hooters.

Safe Harbor Statement

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statement of historical fact (including statements containing the words "believes," "plans," "anticipate," "expects," "estimates," and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events. Further information on our business, including important factors which could affect actual results are discussed in the Company's filings with the SEC, including its Annual Report on Form 10-K under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

For Additional Information, Please Contact:

Company Contact:

Shannon DiGennaro, V.P. Investor Relations

Phone: 704.941.0959

sd@chanticleerholdings.com